UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 21, 2011

Date of Report (Date of earliest event reported)

Poniard Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

750 Battery Street, Suite 330, San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)

(650) 583-3774

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 21, 2011, Poniard Pharmaceuticals, Inc. (“Poniard”) filed with the Washington Secretary of State articles of amendment to its amended and restated articles of incorporation, as amended, to effect a 1-for-40 reverse split of the issued shares of Poniard common stock (the “Reverse Stock Split Amendment”). The Reverse Stock Split Amendment was approved by the shareholders of Poniard at the special meeting of shareholders held on November 21, 2011. The reverse stock split will become effective at 5:00 PM, Pacific time, on November 22, 2011, and Poniard’s outstanding common shares will begin trading on The NASDAQ Capital Market on a post-split basis on November 23, 2011.

Upon effectiveness of the reverse stock split (the “Split Effective Time”), the issued and outstanding shares of Poniard common stock immediately preceding the Split Effective Time will be reclassified into a smaller number of shares, such that a Poniard shareholder will own one new share of Poniard common stock for each 40 shares of issued Poniard common stock held by that shareholder immediately prior to the Split Effective Time. No fractional shares will be issued in the reverse stock split. Shareholders who would otherwise be entitled to fractional shares will receive a cash payment in lieu of such fraction.

The full text of the Reverse Stock Split Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the special meeting of shareholders held on November 21, 2011, Poniard’s shareholders approved the following matters with the following results:

1.	Issuance of Poniard common stock and the resulting change of control of Poniard pursuant to the Agreement and Plan of Merger and Reorganization dated as of June 22, 2011, by and among Poniard, FV Acquisition Corp., a wholly owned subsidiary of Poniard, and Allozyne, Inc.

For	Against	Abstain
30,684,504	1,582,851	191,398

2.	Amendment of Poniard’s amended and restated articles of incorporation to effect a reverse stock split of Poniard’s outstanding common stock, at a ratio of 1-for40.

For	Against	Abstain
30,282,694	2,008,387	166,672

Section 8 – Other Events

Item 8.01.	Other Events.

On November 21, 2011, Poniard shareholders approved proposals to complete the previously announced merger with Allozyne, Inc., as described in Item 5.07 above. The proposed merger, which is subject to customary closing conditions, is expected to be completed within the next several weeks. See the press release attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Articles of Amendment to Amended and Restated Articles of Incorporation, as amended, of Poniard Pharmaceuticals, Inc.

99.1	Press release dated November 21, 2011

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1994. Forward-looking statements include statements regarding completion of the merger of Poniard and Allozyne and the effective time of the reverse stock split. Such statements are based on management’s current expectations, but actual results may differ materially due to various risks and uncertainties, including, but not limited to, the inability of Poniard or Allozyne to satisfy the conditions of the proposed merger, or that the proposed merger is otherwise delayed or ultimately not consummated, or other events and factors disclosed previously in Poniard’s Registration Statement on Form S-4, as amended, filed with the Securities and Exchange Commission in connection with the proposed merger with Allozyne.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Poniard undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events. All forward-looking statements are qualified in their entirety by this cautionary statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poniard Pharmaceuticals, Inc.

Dated: November 22, 2011	By:	/s/ Michael K. Jackson
Name: Michael K. Jackson
Title: Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment to Amended and Restated Articles of Incorporation, as amended, of Poniard Pharmaceuticals, Inc.

99.1	Press Release dated November 21, 2011